EXHIBIT (a)(2)

NU SKIN ENTERPRISES, INC.

OFFER TO EXCHANGE OPTIONS

ELECTION FORM

          I have received the following documents (which together, as they may be amended from time to time, constitute the "offer" or "program"):

  the Offer to Exchange Certain Outstanding Options for New Options dated September 17, 2001 (the "Offer to Exchange");

  the memorandum from Claire H. Averett, Vice President of Human Resources dated September 17, 2001;

  this Nu Skin Enterprises, Inc. Offer to Exchange Options Election Form (the "Election Form");

  the Notice to Change Election From Accept to Reject; and

  the Promise to Grant Stock Options.

          The program offers to Eligible Optionholders (as defined in the Offer to Exchange) the opportunity to exchange outstanding stock options ("Old Options") for options exercisable at the fair market value on April 19, 2002, issued under the Second Amended and Restated Nu Skin Enterprises, Inc. 1996 Stock Incentive Plan (the "1996 Stock Plan"). The offer expires at 5:00 p.m. Mountain Time on October 16, 2001 (or, if the offer is extended, at 5:00 p.m. Mountain Time, on the last day of the extended offer period).

          I understand that if I elect to tender my Old Options for cancellation in exchange for the promise to issue a new option (the "New Option"), the number of shares will remain the same and, unless otherwise stated in the Offer to Exchange, the original vesting schedule for the Old Options will be applied to the New Option. I understand that for each option I cancel, I lose my right to all outstanding unexercised shares under that option. I understand the possible loss of my cancelled stock options if my relationship as an employee of Nu Skin or one of its subsidiaries or any successor company in a merger or acquisition (as applicable) ("Service Status") changes for whatever reason before April 19, 2002. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE OLD OPTIONS RESULTING IN A LOSS OF SOME OR ALL OF THE STOCK OPTION BENEFIT. I ALSO UNDERSTAND THAT IF I ELECT TO PARTICIPATE IN THE OFFER BY TENDERING ELIGIBLE OPTIONS, ALL OPTIONS GRANTED IN THE SIX MONTHS PRIOR TO CANCELLATION, i.e. SINCE APRIL 17, 2001, EVEN IF THOSE OPTIONS HAVE AN EXERCISE PRICE OF LESS THAN $10.00 PER SHARE, WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS IF MY SERVICE STATUS HAS NOT CHANGED ON APRIL 19, 2002. I AGREE TO ALL TERMS OF THE OFFER.

          Subject to the above understandings, I would like to participate in the offer as indicated below.

          Please check the box and note the grant date and grant number of each stock option grant with respect to which you agree to have such grant and all stock option grants since April 17, 2001 cancelled and replaced pursuant to the terms of this Election Form.

          You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject prior to the cutoff date of 5:00 p.m. Mountain Time, October 16, 2001.

         [   ]  Yes, I wish to tender for exchange each of the options specified below (and on any additional sheets which I have attached to this form), along with all options granted since April 17, 2001, including options that have an exercise price of less than $10.00 per share:

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                                                             TOTAL NUMBER OF
                                                            UNEXERCISED SHARES
                                                              SUBJECT TO THE
                                                             OPTION (SHARES TO
GRANT NUMBER     GRANT DATE      EXERCISE PRICE                BE CANCELLED
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[   ]  I have attached an additional sheet listing my name and any additional grants I wish to cancel.

I understand that all of these options will be irrevocably cancelled on October 17, 2001.

------------------------------------     ---------------------------------------
Optionholder Signature                   Government ID (e.g. Social Security #,
                                         Social Insurance #, tax ID #, etc.)

------------------------      ---------------------     ------------------------
Optionholder Name                 E-mail Address              Date and Time
(Please Print)

RETURN TO NICK STARR NO LATER THAN 5:00 P.M. MT
ON OCTOBER 16, 2001 VIA FACSIMILE AT (801) 345-6099 OR HAND DELIVERY

NU SKIN INTENDS TO SEND AN E-MAIL
CONFIRMATION WITHIN FIVE BUSINESS DAYS OF RECEIPT

INSTRUCTIONS TO THE ELECTION FORM

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.          Delivery of Election Form.

          A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received by Nick Starr either via hand delivery or via the facsimile number listed on the front cover of this Election Form (fax #(801) 345-6099) on or before 5:00 p.m. Mountain Time on October 16, 2001 (the "Expiration Date").

THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY NU SKIN. DELIVERY TO US OF ANY REQUIRED DOCUMENTS BY E-MAIL WILL NOT BE ACCEPTED. YOU MAY HAND DELIVER YOUR ELECTION FORM TO NICK STARR AT NU SKIN ENTERPRISES, INC., OR YOU MAY FAX IT TO HIM AT THE NUMBER LISTED ON THE FRONT COVER OF THIS ELECTION FORM. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO SEND YOU AN E-MAIL TO CONFIRM THE RECEIPT OF YOUR ELECTION WITHIN FIVE BUSINESS DAYS; IF YOU HAVE NOT RECEIVED SUCH AN E-MAIL CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR ELECTION FORM HAS BEEN RECEIVED BY NICK STARR.

         Withdrawal. Tenders of options made through the offer may be withdrawn at any time before the Expiration Date. If the offer is extended by Nu Skin beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, although Nu Skin currently intends to accept your validly tendered options promptly after the expiration of the offer, unless Nu Skin accepts your tendered options before 5:00 p.m. Mountain Time, on November 9, 2001, you may withdraw your tendered options at any time after November 9, 2001. To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject, or a facsimile of the Notice to Change Election From Accept to Reject, with the required information to Nick Starr while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

         Change of Election. As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You do not have to tender all of your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion. In addition, if you tender any options, all options granted to you since April 17, 2001 (within the six months prior to cancellation of the tendered options) must also be tendered for exchange, even if those grants have exercise prices which are less than $10.00 per share. You may change your mind about which individual option grants you would like to tender for exchange at any time before the Expiration Date. If the offer is extended by Nu Skin beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the offer. To change your election regarding particular tendered options while continuing to elect to participate in the offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

          Nu Skin will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your options have been cancelled. Your options that are accepted for exchange will be cancelled on or about October 17, 2001, which is the first business day following the expiration of the offer.

2.         Inadequate Space.

          If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

3.         Tenders.

          If you intend to tender options through the offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

        - grant number,
        - grant date,
        - exercise price, and
        - the total number of unexercised option shares subject to the option.

          Nu Skin will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the eligible options you decide to tender. Please remember that only options with an exercise price of $10.00 per share or more are eligible for exchange. Also, if you tender any options that were granted to you, then you must tender all of your options that were granted to you during the six month period prior to the Expiration Date, even if those options have exercise prices of less than $10.00 per share. We currently expect to cancel all options accepted for exchange on October 17, 2001; therefore if you participate, all options granted to you since April 17, 2001 will be cancelled.

4.          Signatures on This Election Form.

          If this Election Form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

          If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Nu Skin of the authority of that person so to act must be submitted with this Election Form.

5.         Other Information on This Election Form.

          In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

6.          Requests for Assistance or Additional Copies.

          Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Nick Starr at Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601, telephone number 1-801-345-6102. Copies will be furnished promptly at Nu Skin's expense.

7.         Irregularities.

          All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by Nu Skin in its discretion. Nu Skin's determinations shall be final and binding on all parties. Nu Skin reserves the right to reject any or all tenders of options Nu Skin determines not to be in proper form or the acceptance of which may, in the opinion of Nu Skin's counsel, be unlawful. Nu Skin also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the tender of any particular options, and Nu Skin's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Nu Skin shall determine. Neither Nu Skin nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

          IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY NU SKIN, ON OR BEFORE 5:00 P.M. MOUNTAIN TIME ON OCTOBER 16, 2001.

8.          Additional Documents to Read.

          You should be sure to read the Offer to Exchange, all documents referenced therein and the memorandum from Claire H. Averett, Vice President of Human Resources, dated September 17, 2001 before deciding to participate in the offer.

9.          Important Tax Information.

          You should refer to Section 15 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work in Hong Kong, Japan, the Philippines, South Korea or Taiwan, you should refer to Sections 16 through 20 of the Offer to Exchange for a discussion of the tax consequences which may apply to you.

10.         Miscellaneous.

         A.         Data Privacy. By accepting the offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Nu Skin Enterprises, Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the offer.

          You understand that Nu Skin Enterprises, Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Nu Skin, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the 1996 Stock Plan and this offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the 1996 Stock Plan and this offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the 1996 Stock Plan and this offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this offer and exercise or realize benefits from the 1996 Stock Plan.

         B.         Acknowledgement and Waiver. By accepting this offer, you acknowledge that: (i) your acceptance of the offer is voluntary; (ii) your acceptance of the offer shall not create a right to continue the same Service Status with Nu Skin (or one of its subsidiaries or any successor company, as applicable) and shall not interfere with your ability and the ability of Nu Skin (or one of its subsidiaries or any successor company, as applicable) to terminate your Service Status at any time and for any reason, with or without cause; and (iii) the offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

11.          Your Representations in this Election Form.

          Your representations or certifications in the Election Form to the effect that you understand various aspects of the offer are not a defense to actions against us alleging fraud or misrepresentation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, with respect to the offer.